                                                            EX-99.B6-tmkpua

                     PRINCIPAL UNDERWRITING AGREEMENT

     AGREEMENT dated May 1, 1990, by and between United Investors Life
Insurance ("United Investors"), a Missouri corporation, on its own behalf and on behalf of United Investors Annuity Variable Account ("Variable
Account"), and Waddell & Reed, Inc. ("W&R"), a Missouri corporation.

                                WITNESSETH:

     WHEREAS, Variable Account is a segregated asset account established and maintained by United Investors pursuant to the laws of the State of
Missouri for certain deferred variable annuity policies to be issued by
United Investors (the "Policies"), under which income, gains, and losses, whether or not realized, from assets allocated to such account, will be, in accordance with the Policies, credited to or charged against such account without regard to other income, gains, or losses of United Investors; and

     WHEREAS, United Investors has registered Variable Account as a unit investment trust under the Investment Company Act of 1940 ("the Investment
Company Act"); and

     WHEREAS, W&R has registered as a broker-dealer under the Securities
Exchange Act of 1934 (the "Exchange Act") and is a member firm of the
National Association of Securities Dealers, Inc. (the "NASD"); and

     WHEREAS, United Investors has registered the Policies under the
Securities Act of 1933 (the "Securities Act") and proposes to issue and sell the Policies through W&R acting as its principal underwriter.

     NOW, THEREFORE, United Investors and W&R hereby mutually agree to as follows:

     1.   Underwriter.

     (a)  United Investors grants to W&R the right, during the term of this
Agreement, subject to the registration requirements of the Securities Act and the Investment Company Act and the provisions of the Exchange Act, to be the distributor and principal underwriter of the Policies. W&R agrees to use its best efforts to distribute the Policies, and to undertake to provide sales services relative to the Policies and otherwise to perform all duties and functions necessary and proper for the distribution of the
Policies.

     (b)  To the extent necessary to offer the Policies, W&R shall be duly registered or otherwise qualified under the securities laws of any state or other jurisdiction. Any sales representatives of W&R soliciting applications for the Policies shall by duly and appropriately licensed, registered or otherwise qualified for the sale of such Policies under the federal securities laws, any applicable insurance laws and securities laws of each state or other jurisdiction in which such policies may lawfully be sold and in which United Investors is licensed to sell Policies. Such direct sales representatives of W&R shall be independent contractors. W&R shall be responsible for the training, supervision, and control of its representatives for the purposes of NASD Rules of Fair Practice and federal and state securities law requirements applicable in connection with the offering and sale of the Policies. In this connection, W&R shall retain written supervisory procedures in compliance with NASD Rules of Fair
Practice, Section 27, Paragraph 2177.

     (c)  W&R agrees to offer the Polices for sale accordance with the prospectus therefor filed with the Securities and Exchange Commission
("Commission") then in effect. W&R is not authorized to give any information or to make any representations concerning the Policies other than those contained in such current prospectus or in such sales literature as may be authorized by United Investors.

     (d)  All purchase payments made or other monies payable under the
Policies shall be paid or remitted by or on behalf of Policyowners directly to United Investors or its designated servicing agent and shall become the exclusive property of United Investors. United Investors will retain all such payments and monies except to the extent such payments and monies are allocated to the Variable Account.

     2.   Sales Agreement.

     (a)  W&R is hereby authorized to enter into separate written agreements, on such terms and conditions as W&R may determine to be not inconsistent with this Agreement, with broker-dealers registered as such under the Exchange Act which agree to participate in the distribution of the Policies and to use their best efforts to solicit applications for the
Policies.

     (b)  It is understood and agreed to by United Investors and W&R that
United Investors may from time to time propose that the Policies be distributed through broker-dealers other than W&R. In such circumstances,
W&R will agree to enter into a sales agreement with another broker-dealer, subject to W&R's reasonable satisfaction, through its customary review, with such other broker-dealer's credentials and practices. W&R agrees that, if reasonably satisfied with the credentials and practices of such other broker-dealer, a sales agreement will not be withheld. If W&R withholds a sales agreement without substantiating its reasons for doing so, United
Investors may terminate this agreement by giving W&R thirty (30) days written notice, notwithstanding any other provision of this Agreement.

     (c)  All such sales agreements shall provide that each broker-dealer will assume full responsibility for continued compliance by itself and its representatives with applicable federal and state securities laws and state insurance laws, and shall be in such form and contain such other provisions as United Investors may from time to time require. Such broker-dealer shall assume any legal responsibility of United Investors for the acts, commissions, defalcations of such representatives insofar as they relate to the sale of the Policies. Such broker-dealers and their representatives soliciting applications for the Policies shall be duly and appropriately licensed, registered, or otherwise qualified for the sale of such Policies under the federal securities laws, any applicable insurance and securities laws of each state or other jurisdiction in which such Policies may be lawfully sold and in which United Investors is licensed to sell the
Policies. Each such organization shall be both registered as a broker-
dealer under the Exchange Act and a member of the NASD, or if not so registered or not such a member, then the representatives of such organization soliciting applications for Policies shall be registered representatives of a registered broker-dealer and NASD member which is an affiliate of such organization and which maintains full responsibility for the training, supervision, and control of the representatives selling the
Policies.

     (d)  Applications for the Policies solicited by such organizations through their representatives shall be forwarded to United Investors. All payments for Policies shall be made by check or money order payable to
"United Investors Life Insurance Company" and remitted promptly by such organizations to United Investors as agent for W&R. United Investors may also accepts wire transfers via Federal Funds to an account designated by
United Investors. All broker-dealers who agree to participate in the distribution of the Policies shall act as independent contractors and nothing herein contained shall constitute such broker-dealers or their agents or employees as employees of United Investors or W&R in connection with the sale of the Policies.

     3.   Compensation.

     (a)  For the sales services rendered by W&R and its sales
representatives and the continuing obligations spelled out herein, United
Investors shall pay W&R the commissions set forth in Schedule A to this
Agreement, which Schedule may be hereafter amended from time to time by mutual agreement of United Investors and W&R.

     (b)  For Policies sold under sales agreements that W&R enters into with other broker-dealers pursuant to paragraph 2, above, United Investors shall pay W&R the commissions which are set forth in Schedule B to this
Agreement, which Schedule may be hereafter amended from time to time by mutual agreement of United Investors and W&R.

     4.   Administrative Services.

     United Investors agrees to maintain all required books of account and related financial records on behalf of W&R. All such books of account and records shall be maintained and preserved pursuant to Rules 17a-3 and 17a-4 under the Exchange Act (or the corresponding provisions of any future applicable federal securities laws or regulations). In addition, United
Investors will maintain records of all sales commissions paid to sales representatives of W&R in connection with the sale of the Policies. All such books and records shall be maintained by United Investors on behalf of and as agent for W&R whose property they are and shall remain for all purposes, and shall at all times be subject to reasonable periodic, special, or other examination by the Commission and all other regulatory bodies having jurisdiction. United Investors also agrees to send to W&R's customers all required confirmations of customer transactions.

     5.   Reports.

     W&R shall have the responsibility for maintaining the records of sales representatives licensed, registered, and otherwise qualified to sell the
Policies and for furnishing periodic reports thereof to United Investors.

     6.   Regulation.

     (a)  This Agreement shall be subject to the provisions of the
Investment Company Act and the Exchange Act and the rules, regulations, and rulings thereunder and of the NASD, from time to time in effect, including such exemptions from the Investment Company Act as the Commission may grant, and the terms hereof shall be interpreted and construed in accordance therewith. Without limiting the generality of the foregoing, the term "assigned" shall not include any transactions exempted from section
15(b)(2) of the Investment Company Act.

     (b)  W&R shall submit to all regulatory and administrative bodies having jurisdiction over the present and future operations of United
Investors or Variable Account any information, reports or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws or regulations. Without limiting the generality of the foregoing, W&R shall furnish the State of Missouri Secretary of
State and/or the Director of Insurance with any information or reports which the Secretary of State and/or the Director of Insurance may request in order to ascertain whether the variable life operations of United
Investors are being conducted in a manner consistent with any other applicable law or regulations.

     7.   Suitability.

     United Investors and W&R each wish to ensure that the Policies distributed by W&R will be issued to purchasers for whom the Policy will be suitable. W&R shall take reasonable steps to ensure that the various sales representatives appointed by it shall not make recommendations to an applicant to purchase a Policy in the absence of reasonable grounds to believe that the purchase of the Policy is suitable for such applicant.
While not limited to the following, a determination of suitability shall be based on information furnished to a sales representative after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives and financial situation and needs. W&R will require that the applicant complete the Confidential Owner's Information and
Suitability sections of the application for the Policy.

     8.   Prospectuses and Promotional Material.

     United Investors shall furnish W&R with copies of all prospectuses, financial statements, and other documents and materials which W&R reasonably requests for use in connection with the distribution of the
Policies. United Investors shall have responsibility for the preparation, filing, and printing of all required prospectuses and/or registration statements in connection with the Policies, and the payment of all related expenses. W&R and United Investors shall cooperate fully in designing, drafting, and reviewing sales promotion materials, and with respect to the preparation of individual sales proposals related to the sale of the
Policies. W&R shall not use any such materials not provided or approved by
United Investors.

     9.   Investigation and Proceedings.

     (a)  W&R and United Investors agree to cooperate fully in any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Policies distributed under this Agreement.
W&R and United Investors further agree to cooperate fully in any securities regulatory inspection, inquiry, investigation or proceeding or any judicial proceeding with respect to United Investors, W&R their affiliates and their representatives to the extent that such inspection, inquiry, investigation or proceeding is in connection with Policies distributed under this
Agreement. Without limiting the foregoing:

          (i)  W&R will be notified promptly of any customer complaint or notice of any regulatory inspection, inquiry, investigation or proceeding or judicial proceeding received by United Investors with respect to W&R or any representative or which may affect United
     Investors' issuance of any Policies marketed under this Agreement; and

          (ii) W&R will promptly notify United Investors of any customer complaint or notice of any regulatory inspection, inquiry, investigation or judicial proceeding received by W&R or any representative with respect to United Investors or its affiliates in connection with any Policies distributed under this Agreement or any activity in connection with any Policies.

     (b)  In the case of a customer complaint, W&R and United Investors will cooperate in investigating such complaint and shall arrive at a mutually satisfactory response.

     10.  Exclusivity.

     The services of W&R and United Investors under this Agreement are not deemed to be exclusive and W&R and United Investors shall be free to render similar services to others, including, without implied limitation, such other separate investment accounts as are now or hereafter established by
United Investors, W&R or any affiliate of W&R so long as the services of
W&R and United Investors hereunder are not impaired or interfered with thereby.

     11.  Benefit.

     This Agreement shall inure to the benefit of and be binding upon the successors of the parties hereto.

     12.  Liability.
     Neither party hereto shall be liable to the other for any action taken or omitted by it, or any of its officers, agents or employees, in performing their responsibilities under this Agreement in good faith and without gross negligence, willful misfeasance or reckless disregard of such responsibilities.

     13.  Notice.

     All notices and other communications provided for hereunder shall be in writing and shall be delivered by hand or mailed first class, postage prepaid, addressed as follows:

          (a)  If to United Investors:

               United Investors Life Insurance Company
               2001 Third Avenue South
               Birmingham, Alabama  35233
               Attention:  James L. Sedgwick, Esq.

          (b)  If to W&R:

               Waddell & Reed, Inc.
               Post Office box 418343
               Kansas City, Missouri  64141-9343
               Attention:  Rodney O. McWhinney, Esq.

or to such other address as United Investors or W&R shall designate by written notice to the other.

     14.  Amendment.

     This Agreement may be amended from time to time by the mutual agreement and consent of the parties hereto.

     15.  Severability.

     If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     16.  Termination.

     This Agreement shall be effective upon its execution. It may be terminated at any time by either party hereto on 60 days' written notice to the other party hereto, without the payment of any penalty. Upon termination of this Agreement, all authorizations, rights and obligations shall cease except (i) the obligation to settle accounts hereunder, issued pursuant to applications received by United Investors prior to termination and (ii) the agreements contained in paragraph 9 hereof.

     17.  Applicable Law.

     This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Missouri.

     18.  Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed an instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

(seal)
Attest:                       UNITED INVESTORS LIFE
                              INSURANCE COMPANY

By:  /s/John H. Livingston    By:  /s/James L. Sedgwick
---------------------         --------------------
John H. Livingston            James L. Sedgwick
Assistant Secretary           Secretary

(seal)

Attest:                       WADDELL & REED, INC.

By:  /s/David R. Burford      By:  /s/Rodney O. McWhinney
-------------------           -----------------------
David R. Burford              Rodney O. McWhinney
Assistant Secretary           Senior Vice President